EXHIBIT 99.1

Contact: John Mills, Partner ICR, Inc. 646-277-1254 ir@nutrisystem.com John.Mills@Icrinc.com

NUTRISYSTEM FIRST QUARTER 2014 REVENUE AND EARNINGS PER SHARE EXCEED EXPECTATIONS

Revenue Increases 16% to $122.2 Million as Product Innovation and Marketing Execution Deliver New Customer Growth

Company Raises Full Year 2014 Revenue and Earnings per Share Guidance Range

Fort Washington, PA—May 1, 2014—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the quarter ended March 31, 2014 that exceeded previous guidance. The following are key financial highlights for the period and a reconciliation of GAAP to non-GAAP measures is provided later in this press release.

First Quarter 2014

·	Revenues of $122.2 million, an increase of 16% from revenues of $105.4 million in the first quarter of 2013, driven by growth in both the Direct and Retail channels;

·	Gross Profit increased 13% to $59.8 million;

·	Adjusted EBITDA was $3.2 million compared to $3.9 million in the first quarter of 2013 due to the planned increase of 2014 seasonal promotions;

·	GAAP earnings per share of $0.01 exceeded GAAP loss per share of ($0.02) in the first quarter of 2013; and

·	Cash, cash equivalents, and short term investments increased $3.2 million during the quarter to $29.5 million at March 31, 2014 from $26.3 million at December 31, 2013.

The Company had no outstanding bank debt at quarter-end under its existing bank facility.

Dawn Zier, President and Chief Executive Officer, said, “We are off to a strong start this year and our performance during this diet season in the direct and retail channels enabled us to exceed our revenue and earnings per share expectations for the first quarter and achieve our third consecutive quarter of year-over-year revenue growth. New product innovation and effective benefit-driven advertising allowed us to achieve customer growth north of 20% and reduce discount messaging. We also implemented a mid-quarter price increase.”

Ms. Zier continued, “We believe that Nutrisystem leads the industry in meaningful product innovation. We are pleased with our launches of Nutrisystem® My Way® and the Fast 5™ kit, our Men’s Protein Powered 5-day kit that just launched in retail, our Kickstart™ 7-day kit introduced yesterday, and our recently announced launch of NuMi, a new multi-platform digital product that addresses the needs of do-it-yourself dieters and also helps people transition from structured programs. Our channel expansion into retail and digital is enabling us to increase brand awareness and capture new customer segments. We expect to achieve full year revenue growth in 2014 for the first time in seven years and are just beginning to realize our brand potential.”

Mike Monahan, Chief Financial Officer, commented, “We continue to return capital to stockholders and improve our balance sheet as we execute on our strategic plan. In addition, because of the improvements we are seeing in many aspects of our business, we are increasing our revenue and earnings per share guidance range for the full year of 2014.”

The Company announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable May 22, 2014 to stockholders of record as of May 12, 2014.

Second Quarter and Updated Full Year 2014 Guidance

For the second quarter of 2014, the Company expects revenues to be in the range of $106 million to $111 million. Going forward, the Company will begin providing adjusted EBITDA as a guidance metric to assist the investment community to better understand the Company’s performance. The Company expects second quarter adjusted EBITDA to be in the range of $14.5 million to $16.5 million. The Company also expects second quarter of 2014 GAAP earnings per share to be in the range of $0.23 to $0.28.

For the full year of 2014, the Company is raising its revenue guidance from a previous range of $385 million to $405 million to now be in the range of $392 million to $407 million. The Company expects annual adjusted EBITDA to be in the range of $40.0 million to $44.0 million. In addition, the Company is raising its GAAP earnings per share guidance from a previous range of $0.51 to $0.61 to now be in the range of $0.57 to $0.67 for the full year of 2014.

Conference Call and Webcast

Management will host a webcast to discuss first quarter 2014 financial results today at 5:00 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 877-407-3982, and reference conference ID 13580476.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income (loss) excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and severance and related charges.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as second quarter and full year 2014 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other press releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight loss solutions and weight-related products and services including its structured food delivery program Nutrisystem® My Way® and its new digital platform NuMi™ by Nutrisystem. Nutrisystem has helped consumers lose weight for more than 40 years by providing quality foods and a nutritionally balanced meal program. Nutrisystem® meal plans feature more than 150 menu options, along with counseling options from trained weight-loss coaches, registered dietitians and certified diabetes educators. Customers are provided further support from the online community, tools, trackers, mobile apps and more. Nutrisystem® plans are consistent with national guidelines for dietary intake meeting targets for fat, sodium, sugar, cholesterol, fiber and physical activity. Additionally, plans can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with diabetes or those at risk for type 2 diabetes. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. Nutrisystem® weight loss plans are available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers. The NuMi multi-platform system and downloadable App can be found at http://www.numi.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	~~-----------------------------------------~~
	2014	2013

REVENUE	$122,228	$105,384

COSTS AND EXPENSES:
Cost of revenue	62,421	52,353
Marketing	41,744	36,316
General and administrative	15,918	15,251
Depreciation and amortization	1,758	2,549

Total costs and expenses	121,841	106,469

Operating income (loss)	387	(1,085)
INTEREST EXPENSE, net	45	53
Income (loss) before income tax expense (benefit)	342	(1,138)
INCOME TAX EXPENSE (BENEFIT)	118	(498)
Net income (loss)	$224	$(640)

BASIC INCOME (LOSS) PER COMMON SHARE	$0.01	$(0.02)
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.01	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	28,065	27,759
Diluted	28,489	27,759

DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	March 31,	December 31,
	2014	2013

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$12,927	$9,772

Short term investments	16,562	16,551

Receivables	17,876	7,738

Inventories	24,368	26,088

Prepaid income taxes	1,481	2,167

Deferred income taxes	1,277	931

Other current assets	6,391	6,034

Total current assets	80,882	69,281

FIXED ASSETS, net	25,576	26,029

DEFERRED INCOME TAXES	6,255	5,924

OTHER ASSETS	1,179	1,211

Total assets	$ 113,892	$ 102,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accounts payable	$42,647	$29,117

Accrued payroll and related benefits	4,260	6,723

Deferred revenue	8,273	4,228

Other accrued expenses and current liabilities	7,916	7,441

Total current liabilities	63,096	47,509

NON-CURRENT LIABILITIES	2,750	2,779

Total liabilities	65,846	50,288

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and

outstanding)	0	0

Common stock, $.001 par value (100,000 shares authorized; shares

issued – 28,976 at March 31, 2014 and 28,866 at December 31, 2013)	29	29

Additional paid-in capital	25,481	24,095

Treasury stock, at cost, 199 shares at March 31, 2014 and 158 shares at

December 31, 2013	(2,202)	(1,586)

Retained earnings	24,725	29,611

Accumulated other comprehensive income	13	8

	(92)	(92)

Total stockholders’ equity	48,046	52,157

Total liabilities and stockholders’ equity	$113,892	$102,445

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	~~-------------------------------------~~
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$224	$(640)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,758	2,549
Loss on disposal of fixed assets	0	42
Share–based compensation expense	1,093	1,502
Deferred income tax benefit	(491)	(609)
Other non-cash charges	12	29
Changes in operating assets and liabilities:
Receivables	(10,138)	(3,988)
Inventories	1,720	926
Other assets	(325)	2,915
Accounts payable	13,533	13,995
Accrued payroll and related benefits	(2,463)	1,943
Deferred revenue	4,045	2,568
Income taxes	437	71
Other accrued expenses and liabilities	450	1,094
Net cash provided by operating activities	9,855	22,397
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(2,475)	(14,524)
Proceeds from sales of short term investments	2,459	3,371
Capital additions	(1,312)	(1,555)
Net cash used in investing activities	(1,328)	(12,708)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	91	0
Taxes related to equity compensation awards, net	(353)	(297)
Payment of dividends	(5,110)	(4,871)
Net cash used in financing activities	(5,372)	(5,168)
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,155	4,521
CASH AND CASH EQUIVALENTS, beginning of period	9,772	16,186
CASH AND CASH EQUIVALENTS, end of period	$12,927	$20,707

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended
	March 31,

	2014	2013

Net income (loss)	$224	$(640)
Interest expense, net	45	53
Income tax expense (benefit)	118	(498)
Depreciation and amortization	1,758	2,549

EBITDA	2,145	1,464
Non-cash employee compensation
expense	1,093	981
Severance and related charges	0	1,441

Adjusted EBITDA	$3,238	$3,886

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ending		Twelve Months Ending
	June 30, 2014		December 31, 2014

	Low	High	Low	High

Net income	$ 6,900	$8,200	$16,900	$ 19,500
Interest expense, net	100	100	200	200
Income tax expense	3,600	4,300	9,000	10,400
Depreciation and amortization	2,100	2,100	8,400	8,400

EBITDA	12,700	14,700	34,500	38,500
Non-cash employee compensation
expense	1,800	1,800	5,500	5,500

Adjusted EBITDA	$ 14,500	$16,500	$40,000	$ 44,000

EBITDA is defined as net income (loss) excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation and severance and related charges.

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,

	2014	2013

Net income (loss) as reported	$224	$(640)
Income tax expense (benefit) as
reported	118	(498)

Income (loss) before income tax expense	342	(1,138)
Adjustment for one-time charges	0	1,441

Adjusted income before income tax
expense	342	303
Adjusted income tax expense	118	106

Adjusted net income	$224	$197

Adjusted diluted income per common share	$0.01	$0.01
Adjusted diluted weighted average shares
outstanding	28,489	27,933

Adjusted income tax expense for the three months ended March 31, 2013 has been calculated using a tax rate of 35%.

Statement Regarding Non-GAAP Financial Measures

We believe EBITDA, adjusted EBITDA and adjusted net income are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.